Exhibit 99.1

Lunda Construction Company
Black River Falls, Wisconsin

Financial Statements
As of December 31, 2010 and 2009, and for the
Years Ended December 31, 2010, 2009, and 2008

Lunda Construction Company

Financial Statements
As of December 31, 2010 and 2009 and for the Years Ended December 31, 2010, 2009, and 2008

Independent Auditor's Report

Board of Directors
Lunda Construction Company
Black River Falls, Wisconsin

We have audited the accompanying balance sheets of Lunda Construction Company as of December 31, 2010 and 2009, and the related statements of income, stockholders' equity, and cash flows for the years ended December 31, 2010, 2009, and 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lunda Construction Company as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years ended December 31, 2010, 2009, and 2008, in conformity with accounting principles generally accepted in the United States of America.

/s/ Wipfli LLP
Wipfli LLP
April 1, 2011, except for Note 16, as to which the date is August 23, 2011.
Eau Claire, Wisconsin

Lunda Construction Company

Balance Sheets
December 31, 2010 and 2009
Assets	2010	2009

Current assets:
Cash and cash equivalents	$88,648,973	$95,012,802
Marketable securities available for sale	109,974,993	56,674,415
Contracts receivable:
Current estimates	12,322,375	21,228,283
Retentions	8,197,752	6,696,118
Related parties	4,163,661	740,807
Costs and estimated earnings in excess of billings	3,231,440	3,462,786
Supplies and materials	7,949,621	13,066,822
Prepaid expenses and other	1,955,218	232,891

Total current assets	236,444,033	197,114,924

Advances to and equity in joint ventures	1,486,782	3,836,879

Property and equipment:
Land	1,696,099	1,696,099
Buildings	5,589,402	5,347,632
Construction equipment	92,761,342	90,126,017
Office equipment	1,255,853	1,253,585

Totals	101,302,696	98,423,333
Less - Accumulated depreciation	76,643,578	70,909,606

Net property and equipment	24,659,118	27,513,727

TOTAL ASSETS	$262,589,933	$228,465,530

Liabilities and Stockholders' Equity	2010	2009

Current liabilities:
Accounts payable	$6,564,865	$5,450,212
Payable to subcontractors:
Current estimates	6,618,896	3,596,498
Retentions	4,837,451	5,449,151
Billings in excess of costs and estimated earnings	11,053,944	28,057,635
Payroll and related taxes and benefits	4,768,449	4,875,347
Other accrued expenses	7,466,992	8,772,469
Distributions payable	214,493	2,557,201

Total current liabilities	41,525,090	58,758,513

Stockholders' equity:
Common stock - $100 stated value:
Authorized - 30,000 shares
Issued and outstanding - 22,328 shares	2,232,800	2,232,800
Additional paid-in capital	424,243	424,243
Retained earnings	200,393,330	154,071,747
Accumulated other comprehensive income	18,014,470	12,978,227

Total stockholders' equity	221,064,843	169,707,017

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$262,589,933	$228,465,530

See accompanying notes to financial statements.

Lunda Construction Company

Statements of Income
Years Ended December 31, 2010, 2009 and 2008

	2010	2009	2008

Contract revenue	$356,404,826	$352,143,834	$342,047,596
Cost of Contract Revenue	273,693,546	292,087,406	283,311,094

Gross profit	82,711,280	60,056,428	58,736,502

General and Administrative Expenses	8,544,658	7,928,776	7,758,514

Income from operations	74,166,622	52,127,652	50,977,988

Other income (expense):
Interest and dividend income	2,815,569	2,454,068	2,772,910
Insurance adjustments	744,562	1,539,372	1,002,940
Miscellaneous income	1,011,073	707,033	1,455,991
Equity in income from joint ventures	2,701,330	375,296	5,762,945
Net gain (loss) on asset and investment sales	1,782,720	(339,732)	(10,058,968)
Interest expense	0	0	(130)

Total other income (expense)	9,055,254	4,736,037	935,688

Net income	$83,221,876	$56,863,689	$51,913,676

See accompanying notes to financial statements.

Lunda Construction Company

Statements of Stockholders’ Equity
Years Ended December 31, 2010, 2009 and 2008

				Retained Earnings			Accumulated
			Additional	Accumulated	Other		Other	Total
	Common Stock		Paid-In	Adjustments	Retained		Comprehensive	Stockholders'
	Shares	Amount	Capital	Account	Earnings	Totals	Income (Loss)	Equity
Balances at January 1, 2008	22,328	$2,232,800	$424,243	$100,322,453	$8,349,184	$108,671,637	$2,324,055	$113,652,735
Comprehensive income (loss):
Net income	0	0	0	51,913,676	0	51,913,676	0	51,913,676
Unrealized losses on securities available for sale, net of reclassification adjustment	0	0	0	0	0	0	(2,682,963)	(2,682,963)
Total comprehensive income								49,230,713
Distributions to stockholders	0	0	0	(28,971,673)	0	(28,971,673)	0	(28,971,673)
Balances at December 31, 2008	22,328	2,232,800	424,243	123,264,456	8,349,184	131,613,640	(358,908)	133,911,775
Comprehensive income (loss):
Net income	0	0	0	56,863,689	0	56,863,689	0	56,863,689
Unrealized gains on securities available for sale, net of reclassification adjustment	0	0	0	0	0	0	13,337,135	13,337,135
Total comprehensive income								70,200,824
Distributions to stockholders	0	0	0	(34,405,582)	0	(34,405,582)	0	(34,405,582)
Balances at December 31, 2009	22,328	2,232,800	424,243	145,722,563	8,349,184	154,071,747	12,978,227	169,707,017

Lunda Construction Company

Statements of Stockholders’ Equity (Continued)
Years Ended December 31, 2010, 2009 and 2008

				Retained Earnings			Accumulated
			Additional	Accumulated	Other		Other	Total
	Common Stock		Paid-In	Adjustments	Retained		Comprehensive	Stockholders'
	Shares	Amount	Capital	Account	Earnings	Totals	Income (Loss)	Equity
Balances at December 31, 2009
(Carried Forward)	22,328	$2,232,800	$424,243	$145,722,563	$8,349,184	$154,071,747	$12,978,227	$169,707,017
Comprehensive income (loss):
Net income	0	0	0	83,221,876	0	83,221,876	0	83,221,876
Unrealized gains on securities available for sale, net of reclassification adjustment	0	0	0	0	0	0	5,036,243	5,036,243
Total comprehensive income								88,258,119
Distributions to stockholders	0	0	0	(36,900,293)	0	(36,900,293)	0	(36,900,293)
Balances at December 31, 2010	22,328	$2,232,800	$424,243	$192,044,146	$8,349,184	$200,393,330	$18,014,470	$221,064,843

See accompanying notes to financial statements.

Lunda Construction Company

Statements of Cash Flows
Years Ended December 31, 2010, 2009 and 2008

	2010	2009	2008
Increase (decrease) in cash and cash equivalents:
Cash flows from operating activities:
Net income	$83,221,876	$56,863,689	$51,913,676

Adjustments to reconcile net income to net cash provided by operating activities:
Provision for depreciation	7,608,466	7,619,410	7,331,757
Net loss (gain) on asset and investment sales	(1,782,719)	339,732	10,058,968
Equity in income from joint venture	(3,201,330)	(375,296)	(5,762,945)
Changes in operating assets and liabilities:
Contracts receivable	3,981,420	(398,767)	2,386,425
Costs and estimated earnings in excess of billings	231,346	(366,912)	927,235
Supplies and materials	5,117,201	6,647,832	(3,694,756)
Prepaid expenses and other	(1,722,327)	67,763	63,207
Accounts payable	1,457,483	(5,982,740)	(1,536,069)
Payable to subcontractors	2,410,698	(77,838)	223,836
Billings in excess of costs and estimated earnings	(17,003,691)	4,299,078	4,162,958
Payroll and related taxes and benefits	(106,898)	800,407	(548,370)
Other accrued expenses	(1,272,058)	6,520,892	(120,982)

Total adjustments	(4,282,409)	19,093,561	13,491,264

Net cash provided by operating activities	78,939,467	75,957,250	65,404,940

Cash flows from investing activities:
Proceeds from sale of marketable securities	9,344,002	12,326,828	54,511,225
Purchases of marketable securities	(55,972,184)	(15,671,031)	(75,469,476)
Proceeds from sale of equipment	239,272	432,002	517,516
Purchases of property and equipment	(5,222,812)	(7,164,413)	(7,880,482)
Distribution from joint ventures	5,551,427	0	10,133,334

Net cash used in investing activities	(46,060,295)	(10,076,614)	(18,187,883)

Lunda Construction Company

Statements of Cash Flows (Continued)
Years Ended December 31, 2010, 2009 and 2008

	2010	2009	2008
Increase (decrease) in cash and cash equivalents: (continued)
Cash flows from financing activities:
Distributions to stockholders	$(39,243,001)	$(34,981,520)	$(30,224,282)

Net increase (decrease) in cash and cash equivalents	(6,363,829)	30,899,116	16,992,775
Cash and cash equivalents at beginning	95,012,802	64,113,686	47,120,911

Cash and cash equivalents at end	$88,648,973	$95,012,802	$64,113,686

Noncash investing and financing activities:
Equipment additions from asset distribution of joint venture	$0	$4,133	$542,651
Equipment additions included in accounts payable at year-end	43,603	419,852	65,565
Stockholder distributions included in distributions payable	214,493	2,557,201	3,133,139
Change in unrealized gain (loss) on marketable securities	5,036,243	13,337,135	(2,682,963)

See accompanying notes to financial statements.

Lunda Construction Company

Notes to Financial Statements
As of December 31, 2010 and 2009 and for the Years Ended December 31, 2010, 2009, and 2008

Note 1	Summary of Significant Accounting Policies

Principal Business Activity

Lunda Construction Company (the “Company”) derives substantially all of its revenues from various city and state governments.

The Company has two major types of construction activity: bridge and industrial. The bridge division deals primarily with constructing bridges, driving piling, and other  miscellaneous concrete work. The industrial division deals primarily with dams, millwright construction, rigging, and industrial construction.

In accordance with normal practice in the construction industry, the Company includes  asset and liability accounts relating to construction contracts in current assets and  liabilities even when such amounts are realizable or payable over a period in excess of one year.

Use of Estimates in Preparation of Financial Statements

The preparation of the accompanying financial statements in conformity with accounting  principles generally accepted in the United States of America (GAAP) requires  management to make certain estimates and assumptions that directly affect the results of  reported assets, liabilities, revenue, and expenses.  Actual results may differ from these estimates.

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments with an original maturity of  three months or less when purchased, except those held in escrow and those held in the marketable securities portfolio, to be cash equivalents.

Lunda Construction Company

Notes to Financial Statements
As of December 31, 2010 and 2009 and for the Years Ended December 31, 2010, 2009, and 2008

Note 1	Summary of Significant Accounting Policies (Continued)

Marketable Securities

The Company's marketable securities consist of money market, equity, and debt securities that have a readily determinable fair market value.  Management determines the appropriate classification of its investments at the time of purchase and reevaluates such determination at each balance sheet date.  Marketable securities are recorded at fair value and are evaluated for other-than-temporary impairment at each balance sheet date.

Since the Company does not intend to sell these securities in the near term, they are classified as "available for sale" and, accordingly, are carried at fair value with the unrealized gains and losses reported as a separate component within the stockholders' equity section of the balance sheet.  Realized gains and losses on all marketable securities are determined by specific identification and are charged or credited to current earnings.

Contracts Receivable

Contracts receivable are based on contracted prices and are stated at the amount management expects to collect from balances outstanding at year-end.  Based on management's assessment of the credit history with customers having outstanding balances and current relationships with them, it has concluded that realization losses on balances outstanding at year-end will be immaterial.

Lunda Construction Company

Notes to Financial Statements
As of December 31, 2010 and 2009 and for the Years Ended December 31, 2010, 2009, and 2008

Note 1	Summary of Significant Accounting Policies (Continued)

Revenue and Cost Recognition

Contract revenue from fixed-price contracts is recorded on the percentage-of-completion  method measured by the percentage of costs to date to total estimated costs.  Profits are recognized when progress is sufficient to permit reasonable estimates of the profit upon completion.  Claims for additional contract revenue are recognized when resolved. Revisions in contract revenue and cost estimates are reflected in the accounting period when known.  Because of inherent uncertainties in estimating revenue and costs, it is at least reasonably possible that the estimates used will change within the near term. Estimate revisions to an uncompleted contract at December 31, 2009, resulted in significant revisions to estimated profit on the contract during 2010.  The effect of the change in profit estimate on this contract was to increase 2010 net income by approximately $11,800,000.

Contract costs include all direct labor, material, and subcontract costs and those indirect costs related to contract performance, such as indirect labor, equipment costs, supplies, and tools.  General and administrative costs are charged to expense as incurred. Provisions for significant estimated losses on uncompleted contracts are made in the period in which such losses are determined.

The asset "cost and estimated earnings in excess of billings," represents revenues recognized in excess of amounts billed.  The liability, "billings in excess of costs and estimated earnings," represents billings in excess of revenues recognized.

Property, Equipment, and Depreciation

Property and equipment are valued at cost.  Maintenance and repair costs are charged to expense as incurred.  Gains or losses on disposition of property and equipment are reflected in income.  Depreciation is computed on the straight-line method for financial reporting purposes, based on the estimated useful lives of the assets as follows:  buildings (10 to 25 years), construction equipment (3 to 8 years), and office equipment (3 to 5 years).

Lunda Construction Company

Notes to Financial Statements
As of December 31, 2010 and 2009 and for the Years Ended December 31, 2010, 2009, and 2008

Note 1	Summary of Significant Accounting Policies (Continued)

Long-Lived Assets

Long-lived assets to be held and used are tested for recoverability whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable.  When required, impairment losses on assets to be held and used are recognized based on the excess of the asset's carrying amount over the fair value of the asset.  Certain long-lived assets to be disposed of by sale are reported at the lower of carrying amount or fair value less cost to sell.  No impairment loss was recognized in 2010, 2009, or 2008.

Income Taxes

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code and comparable state regulations.  Under these provisions, the Company does not pay federal or state corporate income taxes on its taxable income (nor is it allowed a net operating loss carryback or carryover as a deduction).  Instead, the stockholders report on their personal income tax returns their proportionate share of the Company's taxable income (or loss) and tax credits.  As a result of this election, no income taxes have been recognized in the accompanying financial statements.  The Company has committed to making distributions sufficient to meet stockholders' income tax liabilities generated by the income of the Company.

Tax returns filed by the Company remain open to federal and state income tax examination through the statutory time periods.

Subsequent Events

Subsequent events have been evaluated through April 1, 2011, except for the events in Note 16, which have been evaluated through August 23, 2011.

Lunda Construction Company

Notes to Financial Statements
As of December 31, 2010 and 2009 and for the Years Ended December 31, 2010, 2009, and 2008

Note 2	Costs and Estimated Earnings on Uncompleted Contracts

Costs and estimated earnings on uncompleted contracts at December 31, 2010 and 2009, are summarized below:

	2010	2009

Costs incurred on uncompleted contracts	$171,145,793	$221,144,764
Estimated earnings	8,317,316	20,180,682

	179,463,109	241,325,446
Less - Billings to date	187,285,613	265,920,295

	$(7,822,504)	$(24,594,849)

Included in the accompanying balance sheets under the following captions:

	2010	2009

Costs and estimated earnings in excess of billings	$3,231,440	$3,462,786
Billings in excess of costs and estimated earnings	(11,053,944)	(28,057,635)

	$(7,822,504)	$(24,594,849)

Revenue to be recognized in future years from uncompleted contracts at December 31, 2010, was approximately $358,168,000.

Lunda Construction Company

Notes to Financial Statements
As of December 31, 2010 and 2009 and for the Years Ended December 31, 2010, 2009, and 2008

Note 3	Marketable Securities

Cost and fair value of marketable securities available for sale at December 31, 2010 and 2009, are as follows:

	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value

2010
Money market funds	$28,903,237	$0	$0	$28,903,237
Common stock funds	27,532,595	16,830,410	162,294	44,200,711
Bond funds	35,524,691	1,905,350	558,996	36,871,045

	$91,960,523	$18,735,760	$721,290	$109,974,993

2009
Money market funds	$1,447,037	$0	$0	$1,447,037
Common stock funds	25,625,894	11,467,478	139,444	36,953,928
Bond funds	16,623,257	1,676,064	25,871	18,273,450

	$43,696,188	$13,143,542	$165,315	$56,674,415

Proceeds, gross realized gains, and gross realized losses from sales of marketable equity and debt securities available for sale during 2010, 2009, and 2008 are as follows:

	2010	2009	2008

Proceeds	$9,344,002	$12,326,828	$54,511,225

Gross realized gains	$2,300,370	$743,741	$516,971

Gross realized losses	$664,217	$1,912,900	$11,039,479

For purposes of determining gross realized gains and losses, the cost of securities sold was determined by specific identification.

Lunda Construction Company

Notes to Financial Statements
As of December 31, 2010 and 2009 and for the Years Ended December 31, 2010, 2009, and 2008

Note 4	Fair Value Measurements

GAAP describes three levels of inputs that may be used to measure fair value (the fair value hierarchy).  The level of an asset or liability within the fair value hierarchy is based on the lowest level of input significant to the fair value measurement of that asset or liability.

Following is a brief description of each level of the fair value hierarchy:

Level 1 - Fair value measurement is based on quoted prices for identical assets or liabilities in active markets.

Level 2 - Fair value measurement is based on (1) quoted prices for similar assets or liabilities in active markets, (2) quoted prices for identical or similar assets or liabilities in markets that are not active, or (3) valuation models and methodologies for which all significant assumptions are or can be corroborated by observable market data.

Level 3 - Fair value measurement is based on valuation models and methodologies that incorporate at least one significant assumption that cannot be corroborated by observable market data.  Level 3 measurements reflect the Company's estimates about assumptions market participants would use in measuring fair value of the asset or liability.

Some assets and liabilities, such as marketable securities, are measured at fair value on a recurring basis under accounting principles generally accepted in the United States.  As of December 31, 2010 and 2009, the Company does not have any significant liabilities that are measured at fair value on a recurring basis.  Other assets and liabilities are measured at fair value on a nonrecurring basis.

Lunda Construction Company

Notes to Financial Statements
As of December 31, 2010 and 2009 and for the Years Ended December 31, 2010, 2009, and 2008

Note 4	Fair Value Measurements (Continued)

Following is a description of the valuation methodology used for each asset measured at fair value on a recurring or nonrecurring basis, as well as the classification of the asset within the fair value hierarchy.

Marketable Securities Available for Sale - Investments are classified as Level 1, Level 2, or Level 3 measurements within the fair value hierarchy.  Level 1 investments include marketable securities traded on a national exchange and are based on the quoted price of the security.  Level 2 investments include U.S. government and agency securities, obligations of states and political subdivisions, corporate debt securities, and mortgage- related securities.  The fair value of these investments is obtained from an independent pricing service and is based on recent sales of similar securities and other observable market data.  There were no Level 3 investments held by the Company at December 31, 2010 or 2009.

Information regarding the fair value of assets measured at fair value on a recurring basis is as follows:

		December 31, 2010
		Recurring Fair Value Measurements Using
	Assets Measured at Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Assets:
Money market funds	$28,903,237	$28,903,237	$0	$0
Common stock funds	44,200,711	0	44,200,711	0
Bond funds	36,871,045	0	36,871,045	0

	$109,974,993	$28,903,237	$81,071,756	$0

Lunda Construction Company

Notes to Financial Statements
As of December 31, 2010 and 2009 and for the Years Ended December 31, 2010, 2009, and 2008

Note 4	Fair Value Measurements (Continued)

		December 31, 2009
		Recurring Fair Value Measurements Using
	Assets Measured at Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Assets:
Money market funds	$1,447,037	$1,447,037	$0	$0
Common stock funds	36,953,928	0	36,953,928	0
Bond funds	18,273,450	0	18,273,450	0

	$56,674,415	$1,447,037	$55,227,378	$0

Note 5	Supplies and Materials

Supplies and materials consist of the following:

	2010	2009

At current cost:
Sheet piling	$4,312,296	$10,829,123
Other piling	2,970,123	1,589,930
Miscellaneous	667,202	647,769

Totals	$7,949,621	$13,066,822

Lunda Construction Company

Notes to Financial Statements
As of December 31, 2010 and 2009 and for the Years Ended December 31, 2010, 2009, and 2008

Note 6	Advances to and Equity in Joint Ventures

The Company has an interest in seven joint ventures which were formed to complete certain contracts with the Wisconsin and Minnesota Departments of Transportation.  The Company's interest in each joint venture is as follows:

●	33 1/3% interest in Marquette Constructors, LLC
●	33 1/3% interest in LHS Constructors
●	40% interest in ALS, a joint venture
●	50% interest in Arrowhead 35 Constructors, LLC
●	50% interest in Lunda/Ames, a joint venture
●	33 1/3% interest in Milwaukee Constructors, LLC
●	33 1/3% interest in Wisconsin Constructors, LLC

The joint ventures are accounted for under the equity method of accounting.  All partners participate in the respective contracts, and the joint venture agreements provide the basis of payments to partners for various services performed.  As of December 31, 2010 and 2009, advances to and equity in joint ventures were as follows:

	2010	2009

Marquette Constructors, LLC	$38,096	$3,597,871
LHS Constructors	37,388	39,280
ALS	238,983	199,728
Arrowhead 35 Constructors, LLC	142,523	0
Lunda/Ames	548,543	0
Milwaukee Constructors, LLC	479,373	0
Wisconsin Constructors, LLC	1,876	0

	$1,486,782	$3,836,879

Marquette Constructors, LLC began business activity on January 1, 2005, and derives substantially all of its revenue from four contracts with the Wisconsin Department of Transportation totaling $421 million. During 2009, essentially all construction activities were completed. All business activity is anticipated to be completed in 2011. During 2010, 2009, and 2008, the Company recognized contract revenue of $0, $35,569, and $1,635,623, respectively, for work performed for this joint venture.

Lunda Construction Company

Notes to Financial Statements
As of December 31, 2010 and 2009 and for the Years Ended December 31, 2010, 2009, and 2008

Note 6	Advances to and Equity in Joint Ventures (Continued)

LHS Constructors was organized to construct a project for the Minnesota Department of Transportation.  Construction activity began in 2006.  The Company recognized expenses in 2010, 2009, and 2008, of $87,623, $0, and $0, respectively, for the work performed for this joint venture.  Accounts payable at December 31, 2010 and 2009, include $87,623 and $0, respectively, to LHS Constructors.

ALS, a joint venture, began its business on March 30, 2007.  It was organized to construct projects for the Minnesota Department of Transportation.  The Company is a subcontractor to the joint venture for specific contract items and recognized contract revenue in 2010, 2009, and 2008, of $26,262,732, $24,072,445, and $37,606,733, respectively, for the work performed for ALS.  Contracts receivable at December 31, 2010 and 2009, include $126,414 and $856,100, respectively, from ALS.

Arrowhead 35 Constructors, LLC was organized to construct a project for the Minnesota Department of Transportation.  Construction activity began in 2010.  The Company is a subcontractor to the joint venture for specific contract items and recognized contract revenue in 2010 of $11,149,464 for the work performed for this joint venture.  Contracts receivable at December 31, 2010, include $622,850 from Arrowhead 35 Constructors, LLC.

Lunda/Ames, a joint venture, was organized to construct a project for the Minnesota Department of Transportation.  Construction activity began in 2010.  The Company is a subcontractor to the joint venture for specific contract items and recognized contract revenue in 2010 of $1,510,752 for the work performed for Lunda/Ames.

Milwaukee Constructors, LLC was organized to construct a project for the Wisconsin Department of Transportation.  Construction activity began in 2010.  The Company is a subcontractor to the joint venture for specific contract items and recognized contract revenue in 2010 of $541,131 for the work performed for this joint venture.

Wisconsin Constructors, LLC was organized to construct a project for the Wisconsin Department of Transportation.  Construction activity began in the latter part of 2010.  The Company is a subcontractor to the joint venture for specific contract items and recognized contract revenue in 2010 of $7,931,376 for the work performed for this joint venture. Contracts receivable at December 31, 2010, include $3,550,878 from Wisconsin Constructors, LLC.

Lunda Construction Company

Notes to Financial Statements
As of December 31, 2010 and 2009 and for the Years Ended December 31, 2010, 2009, and 2008

Note 7	Short-Term Borrowing Arrangements

The Company has a line of credit available for short-term borrowing totaling $8,000,000 at the prime rate at the time of the borrowing.  The line of credit is due on demand.  At December 31, 2010 and 2009, there were no amounts borrowed against the line of credit.

Note 8	Retirement Plans

The Company has a 401(k) profit sharing plan for the benefit of its employees.  Participants, substantially all nonunion employees, can elect to contribute up to 50% of their eligible compensation.  The Company contributes 50% of a participant's contribution not in excess of 6% of eligible compensation.  The Company may also contribute an additional discretionary amount to be allocated to the participants in proportion to each eligible employee's compensation.

Company contributions to the 401(k) plan, exclusive of trustee fees, approximated $880,000, $763,000, and $635,000 for 2010, 2009, and 2008, respectively.

The Company makes contributions, based on collective bargaining agreements, to several multiemployer union pension plans.  Total contribution expense recognized related to these multiemployer union pension plans was $6,087,000 in 2010, $5,984,000 in 2009, and $4,851,000 in 2008.  These contributions are included in the cost of revenue.  These agreements typically expire within one to five years.  Under federal law, a contributor to a multiemployer plan is liable, upon termination or withdrawal from a plan, for its proportionate share of a plan's unfunded vested liability.  The withdrawal liability has an exception for companies that perform work in the construction and building industry if certain conditions are met.  The Company has no intention of withdrawing from any of the multiemployer pension plans in which they participate.  Information from the plans' administrators is not available to permit the Company to determine its share, if any, of the unfunded vested benefits of these plans.

Note 9	Other Comprehensive Income

Accumulated other comprehensive income consists entirely of unrealized gains and losses on securities available for sale.

Lunda Construction Company

Notes to Financial Statements
As of December 31, 2010 and 2009 and for the Years Ended December 31, 2010, 2009, and 2008

Note 10	Self-Insurance

In March 2009, after a one-year policy of fully insured health care coverage, the Company returned to self-insuring certain nonunion employees.  The Company bought reinsurance to cover catastrophic individual claims over $40,000.  Unreported claims outstanding at December 31, 2010 and 2009, are not expected to be significant; therefore, no provision has been made in the financial statements for such costs.

The Company self-insures for workers' compensation in Minnesota and Wisconsin.  The Company buys reinsurance to cover individual claims over $250,000.  The Company accrues for known claims and potential unknown claims which are based on industry historic factors provided by the insurance company.

At December 31, 2010, pledged collateral, in the amount of $1,476,655, was deposited with an insurance company for workers' compensation claims.  Funds are held in a Federated Prime Cash Obligations money market account and are accounted for as prepaid expenses and other on the balance sheet.

Note 11	Related-Party Transactions

A stockholder of the Company is a majority owner of an erecting company.  In 2010, 2009, and 2008, the Company subcontracted erecting work at a cost of approximately $1,378,251, $1,343,920, and $1,635,623, respectively.

The net amount due from the erecting company, joint ventures, and other related parties at December 31, 2010 and 2009, was $4,163,661 and $740,807, respectively.

Note 12	Major Customers

Included in 2010 construction revenues are amounts attributed to contracts directly and indirectly with the Minnesota Department of Transportation and Wisconsin Department of Transportation of approximately $86,963,000 and $100,012,000, respectively.

Included in 2009 construction revenues are amounts attributed to contracts directly and indirectly with the Minnesota Department of Transportation and Wisconsin Department of Transportation of approximately $102,384,000 and $114,407,000, respectively.

Lunda Construction Company

Notes to Financial Statements
As of December 31, 2010 and 2009 and for the Years Ended December 31, 2010, 2009, and 2008

Note 12	Major Customers (Continued)

Included in 2008 construction revenues are amounts attributed to contracts directly and indirectly with the Minnesota Department of Transportation and Wisconsin Department of Transportation of approximately $106,063,000 and $133,522,000, respectively.

Note 13	Stock Transfer Agreement

Under the terms of a stock transfer agreement, the Company is obligated to purchase the outstanding stock of a stockholder upon occurrence of death, bankruptcy, disability, or other separation from service.  In addition, the Company has the right of first refusal should the stockholder desire to sell Company stock.  The purchase price is established by stockholders and the Company.

Note 14	Commitment

As the prime contractor on many of its construction projects, the Company is responsible for the satisfactory performance by the subcontractors and material suppliers on those projects. Occasionally, the Company is subject to callbacks or claims by owners due to noncompliant work of the subcontractors or material suppliers.  During 2009, an unforeseen painting flaw was discovered in one of the bridge contracts completed by the Company in 2009. Management has recorded a $6 million accrued expense and charge to operations in the 2009 financial statements as an estimate of the cost to repaint the erected bridge. The accrual is still outstanding at December 31, 2010.

Note 15	Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and contracts receivable.  The Company places its cash and cash equivalents with quality financial institutions.  Concentrations of credit risk with respect to contracts receivable are limited due to the Company's significant contracts receivable being from the Departments of Transportation of the states of Wisconsin and Minnesota.

Lunda Construction Company

Notes to Financial Statements
As of December 31, 2010 and 2009 and for the Years Ended December 31, 2010, 2009, and 2008

Note 16	Subsequent Events

Commitment Update

In May 2011, the Company and the owner of the bridge project described in Note 14, agreed in principle to the scope of the work required to correct the noncompliant work. The Company believes the cost to correct the noncompliant work has substantially diminished. No adjustment has been made to the December 31, 2010 or 2009, financial statements due to this agreement.

Sale of Stock to Tutor Perini Corporation

On July 1, 2011, Tutor Perini Corporation acquired 100% of the Company's common stock.